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                                 EXHIBIT F
                                 ---------

                                 AMENDMENT
                                     TO
                          AMENDED CERTIFICATE AND
                      AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                    SIGNATURE X LTD. LIMITED PARTNERSHIP



     THIS AMENDMENT is made and entered into effective this ___day of __________, 1996, by and between SIGNATURE INNS, INC., an Indiana Corporation whose address is 250 East 96th Street, Suite 450, Indianapolis, Indiana 46240, in its capacity as General Partner of Signature X Ltd. Limited Partnership (the "Partnership"), and SIGNATURE INNS, INC., in its capacity as attorney-in-fact for and on behalf of the Limited Partners of the Partnership pursuant to the Power of Attorney set forth under Section 17.01 of the Amended Certificate and Agreement of Limited Partnership dated June 15, 1988, and recorded with the Marion County Recorder's Office on June 15, 1988, as Doc. No. 880084374, as amended on April 15, 1988, by documents recorded with the Marion County Recorder's Office on April 15, 1988, as Doc. No. 880034298, and by the filing of a Certificate of Limited Partnership under the Indiana Revised Uniform Limited Partnership Act (the "Act") on July 1, 1988 (hereinafter collectively referred to as the "Amended Certificate and Agreement").

                           Preliminary Statement
                           ---------------------

     In order to facilitate and effectuate the sale of the Partnership's real estate, improvements, furniture, furnishings, equipment and tangible personal property which comprise the Partnership's hotel facility located at I-75 and Sharonville Road, Sharonville, Ohio, and the Partnership's hotel facility located at I-75/71 and Turfway Road, Florence, Kentucky, to Signature Inns, Inc., the General Partner of the Partnership, the following revisions, deletions and additions to the Partnership's Amended Certificate and Agreement have been determined to be necessary.

     NOW, THEREFORE, in consideration of the foregoing, and after a favorable Majority Vote by the Limited Partners in support of all of the following amendments, the Amended Certificate and Agreement of the Partnership shall be and hereby is further amended as follows:

                                 Amendments
                                 ----------

     1. Section 7.06 of the Amended Certificate and Agreement shall be and hereby is amended by deleting that Section in its entirety and by inserting the following revised Section 7.06 in lieu thereof:

             Exhibit F to Solicitation and Information Statement
                                    Page 1


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          Section 7.06. Gain or Loss on Sale of Partnership Property. The gain or loss on sale of Partnership Property will be allocated among the Partners so that the capital accounts of the Partners as determined under Section 6.07 will equal the sale proceeds distributable to the Partners as determined under Section 8.02 and Section 8.03. In the case of a sale of an undivided fractional interest in Partnership Property by the Partnership to the General Partner which undivided fractional interest is equal to the aggregate Units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), the gain or loss on the sale of such undivided fractional interest in Partnership Property shall be allocated entirely to the Limited Partners (as a group); provided that (a) the Limited Partners (as a group) shall receive all distributable cash proceeds resulting from the sale of such undivided fractional interest, and (b) the General Partner shall receive the distribution of the remaining undivided fractional interest in the Partnership Property as a distribution in kind in connection with the dissolution and termination of the Partnership in accordance with Article XVIII hereof.

     2. Subparagraph (b)(i) of Section 8.02 of the Amended Certificate and Agreement shall be and hereby is amended by deleting that Section in its entirety and by inserting the following revised Subparagraph (b)(i) of Section
8.02 in lieu thereof:

          (i) Subject to the provisions of Subparagraph (b)(ii) hereof, the Sale or Refinancing Proceeds shall be allocated eighty-five percent (85%) to the Limited Partners based upon their percentage interest in the Partnership during the fiscal year and fifteen percent (15%) to the General Partner.

     3. Subparagraph (b)(ii) of Section 8.02 of the Amended Certificate and Agreement shall be and hereby is amended by deleting that Section in its entirety and by inserting the following revised subparagraph (b)(ii) of
Section 8.02 in lieu thereof:

          (ii)               notwithstanding any other provision of this
          Section 8.02, in     the event of any sale of an undivided
          fractional interest in Partnership Property by the Partnership to the General Partner which undivided fractional interest is equal to the aggregate Units of limited partnership interests in the Partnership owned by all Limited Partners (as a group), all net proceeds of the sale of such undivided fractional interest shall be allocated and distributed to the Limited Partners (as a group), and the General Partner shall not receive any allocation or distribution of any such cash. Rather, the General Partner shall receive a distribution in kind of the remaining undivided fractional interest in the Partnership Property equal to the General Partner's interest in the Partnership which distribution will occur in connection with the dissolution and termination of the Partnership in accordance with Article XVIII hereof.

             Exhibit F to Solicitation and Information Statement
                                    Page 2

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     4.     All terms used in this Amendment shall have the same meanings as provided in the Partnership Agreement. Except as specifically amended above, the Amended Certificate and Agreement of The Partnership shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned hereby executes this Amendment to the Amended Certificate and Agreement as of the date indicated above.

                                    GENERAL PARTNER:

                                    SIGNATURE INNS, INC.

                                    By:_________________________________
                                       A Duly Authorized Officer
ATTEST:


By:_______________________________
   A Duly Authorized Officer



State of Indiana     )
                     ) SS:
County of Marion     )

     SUBSCRIBED AND SWORN to before me, a Notary Public in and for said County and State this _______ day of ____________. 1996.

                                    _________________________________
                                    Notary Public

                                    _________________________________
                                    (Printed Signature)

My Commission Expires:              My County of Residence:
_____________________               _____________________


             Exhibit F to Solicitation and Information Statement
                                    Page 3

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                                    LIMITED PARTNERS:

                                     By: SIGNATURE INNS, INC.,
                                         Attorney-In-Fact

                                    By:_________________________________
                                       A Duly Authorized Officer
ATTEST:


By:_______________________________
   A Duly Authorized Officer



State of Indiana     )
                     ) SS:
County of Marion     )

     SUBSCRIBED AND SWORN to before me, a Notary Public in and for said County and State this _______ day of ____________. 1996.

                                    _________________________________
                                    Notary Public

                                    _________________________________
                                    (Printed Signature)

My Commission Expires:              My County of Residence:
_____________________               _____________________




             Exhibit F to Solicitation and Information Statement
                                    Page 4